                                                                     EXHIBIT 4.2


                       PRIMUS KNOWLEDGE SOLUTIONS, INC.
                    THIRD AMENDMENT TO REGISTRATION RIGHTS
                                   AGREEMENT
     THIS THIRD AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is made as of the 12th day of December 1999, by and among PRIMUS KNOWLEDGE SOLUTIONS, INC. (the "Company") and the persons listed as shareholders in the signature pages to this Amendment (collectively, the "Shareholders" and individually, a "Shareholder").

                                   RECITALS

     A.   The Shareholders are holders of the Company's Registrable Securities.

     B. The Company has agreed to issue shares of its common stock (the "Common Stock") to the shareholders of Imparto Software Corporation ("Imparto") pursuant to the terms of an Agreement and Plan of Merger among the Company, Imparto and San Antonio Acquisition, Inc. ("Merger Sub") of even date herewith (the "Merger Agreement"), pursuant to the terms of which, Merger Sub will be merged with and into Imparto (the "Merger").

                                   AGREEMENT

          NOW THEREFORE, the parties hereto hereby agree as follows:

1.   Definitions

     Capitalized terms used but not defined in this Amendment shall have the respective definitions ascribed to such terms in the Registration Rights Agreement.

2.   Amendment to Section 1

     The definition of "Registrable Securities" contained in Section 1 of the Registration Rights Agreement is amended and restated in its entirety to read as follows:

     (b) The term "Registrable Securities" means (i) the Common Stock of the Company issuable or issued upon conversion of the Series A Stock, Series C Stock or Series D Stock, (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series A Stock, Series C Stock, Series D Stock or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which its rights under this Agreement are not assigned and (iii) with respect to sections 3, 4, 7, 12, 15, and 17 hereof, Common Stock issued to the shareholders and warrant holders of Imparto, including shares acquired upon exercise of warrants to acquire Imparto capital stock outstanding as of the effective time of the Merger.

3.   Effectiveness

     This Amendment shall be effective upon execution by the Company, the Investors and Shareholders owning at least a majority of the Shares owned by all of the Shareholders.

4.   Counterparts

     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

                                       COMPANY:

                                       PRIMUS KNOWLEDGE SOLUTIONS, INC.

                                       By: /s/ Michael A. Brochu
                                           -------------------------------------
                                           Michael A. Brochu, Chief Executive
                                           Officer

                                       Address:
                                       1601 Fifth Avenue, Suite 1900
                                       Seattle, WA 98101

                                       SHAREHOLDERS:

                                       TRANS COSMOS USA INC.

                                       By: /s/ Yasuki Matsumoto
                                           -------------------------------------
                                           Yasuki Matsumoto

                                       Address:
                                       4040 Lake Washington Blvd. N.E.
                                       Suite 205
                                       Kirkland, WA 98033


                                       TRANS COSMOS INC.

                                       By: /s/ Yasuki Matsumoto
                                           -------------------------------------
                                           Yasuki Matsumoto

                                       Address:
                                       4040 Lake Washington Blvd. N.E.
                                       Suite 205
                                       Kirkland, WA 98033


                                       ENCOMPASS GROUP, INC.

                                       By: /s/ Yasuki Matsumoto
                                           -------------------------------------
                                           Yasuki Matsumoto

                                       Address:
                                       4040 Lake Washington Blvd. N.E.
                                       Suite 205
                                       Kirkland, WA 98033

                                       OAK INVESTMENT PARTNERS VI, LIMITED
                                       PARTNERSHIP
                                       By its General Partner,
                                       Oak Associates VI, LLC

                                       By: /s/ Fredric W. Harman
                                           -------------------------------------
                                           Fredric W. Harman, General Partner

                                       Address:
                                       525 University Avenue, Suite 1500
                                       Palo Alto, CA 94301


                                       OAK VI AFFILIATES FUND, LIMITED
                                       PARTNERSHIP
                                       By its General Partner,
                                       Oak VI Affiliates, LLC

                                       By: /s/ Fredric W. Harman
                                           -------------------------------------
                                           Fredric W. Harman, Member

                                       Address:
                                       525 University Avenue, Suite 1500
                                       Palo Alto, CA 94301

                                       NORWEST EQUITY PARTNERS, V
                                       A Minnesota Limited Liability Partnership
                                       By: Itasca Partners V, L.L.P., General
                                           Partner

                                       By: /s/ Promod Haque
                                           -------------------------------------
                                           Promod Haque, Partner

                                       Address:

                                       Norwest Venture Capital
                                       c/o Promod Haque
                                       245 Lytton Ave.
                                       Suite 250
                                       Palo Alto, CA 94301-1426